Exhibit 3.2

CERTIFICATE OF OWNERSHIP AND MERGER
OF
IDEARC NAME CHANGE SUB INC.,
a Delaware corporation

with and into

IDEARC INC.,
a Delaware corporation

It is hereby certified that:

1.                                       Idearc Inc. (“Parent” or the “Corporation”) is a business corporation organized and existing under the laws of the State of Delaware.

2.                                       Parent owns all of the issued and outstanding shares of capital stock of Idearc Name Change Sub Inc. (“Subsidiary”), which is a business corporation organized and existing under the laws of the State of Delaware.

3.                                       Parent hereby merges Subsidiary into Parent.

4.                                       In connection with the merger of Subsidiary into Parent, Parent hereby changes its name to SuperMedia Inc.

5.                                       The following is a copy of the relevant recitals and resolutions adopted as of December 31, 2009, by the unanimous written consent of the Board of Directors of Parent under Section 141(f) of the Delaware General Corporation Law (“DGCL”) approving the merger of Subsidiary with and into Parent under Section 253 of the DGCL:

WHEREAS, the Corporation desires to form a wholly-owned subsidiary, Idearc Name Change Sub Inc., a Delaware corporation (the “Subsidiary”), to merge with and into the Corporation, so that the Corporation will be the surviving corporation and change its name pursuant to Section 253 of the DGCL; and

WHEREAS, the Board of Directors has determined that it is in the best interests of the Corporation and its stockholders to, in connection with the merger of the Subsidiary with and into the Corporation pursuant to Section 253 of the DGCL, change the Corporation’s Name to “SuperMedia Inc.”

NOW, THEREFORE, BE IT RESOLVED, that the Corporation cause the Subsidiary to be formed and issue 1,000 shares of its common stock to the Corporation so that the Subsidiary will be a wholly-owned subsidiary of Corporation.

RESOLVED FURTHER, pursuant to Section 253 of the DGCL, the Subsidiary will be merged with and into the Corporation, such that the Corporation will remain the surviving corporation of such merger and the separate existence of Subsidiary will cease (the “Merger”).

RESOLVED FURTHER, that the Merger will become effective upon the filing of a Certificate of Ownership and Merger (the “Certificate of Merger”) meeting the requirements of Section 253 of DGCL, with the Secretary of State of the State of Delaware (such time, the “Effective Time”).

RESOLVED FURTHER, that upon the Effective Time, the Corporation will assume all of the liabilities and obligations of the Subsidiary.

RESOLVED FURTHER, that upon the Effective Time, the title of the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) will be amended and restated in its entirety to read as follows:

“AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF SUPERMEDIA INC.”

RESOLVED FURTHER, that upon the Effective Time, Article I of the Certificate of Incorporation will be amended and restated in its entirety to read as follows:

“ARTICLE I

NAME

FIRST: The name of the corporation is SuperMedia Inc. (the “Corporation”).”

RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized and directed, for and on behalf of the Corporation, to: (i) prepare and execute the Certificate of Merger; (ii) file the executed Certificate of Merger with the Secretary of State of Delaware; and (iii) execute and deliver any and all other agreements, certificates, or documents required or contemplated by the Merger or the Certificate of Merger, or otherwise deemed necessary or appropriate in connection therewith; and

RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized and directed, for and on behalf of the Corporation, to execute and deliver such other documents and to take such other action as any such officer may deem necessary or advisable in order to carry out the purposes of the foregoing resolutions and that all such actions may have been taken to date are hereby authorized, ratified, approved and confirmed in all respects.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Ownership and Merger to be executed as of the 4th day of January, 2010.

Idearc Inc., a Delaware corporation

By:	/s/ Cody Wilbanks
Cody Wilbanks, Executive Vice President — General Counsel and Secretary